EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 28, 2016, with respect to the financial statements of Advisors Disciplined Trust 1441, comprising Advisors Corporate Trust, High Yield Bond Portfolio, Series 18 - A Hartford Investment Management Company ("HIMCO") Portfolio contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-202100) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
September 28, 2016


















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